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                          CONSENT OF INDEPENDENT ACCOUNTANTS


     To the Trustees of Heritage
              Income Trust:

                      We consent to the inclusion in Post-Effective Amendment No. 11 to the Registration Statement of Heritage Income Trust (comprised of Limited Maturity Government Portfolio, and Diversified Portfolio) on Form N-1A of our reports dated November 27, 1995, on our audits of the financial statements and financial highlights of the Portfolios which are included in the Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights" in the Prospectuses and "Independent Accountants" in the Registration Statement.


                                       /s/ COOPERS & LYBRAND L.L.P.
                                       ----------------------------
                                       COOPERS & LYBRAND L.L.P.
     Boston, Massachusetts
     November 28, 1995
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